UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [ x  ]  Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Section 240.14a-12

                         THE MARINA LIMITED PARTNERSHIP
                (Name of Registrant as Specified In Its Charter)

                         THE MARINA LIMITED PARTNERSHIP
                            THE MARINA II CORPORATION
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[   ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

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         2) Aggregate number of securities to which transaction applies:

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         3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filling fee is calculated and state how it was determined):



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         4) Proposed maximum aggregate value of transaction:

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         5) Total fee paid:

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[ X ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

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         2) Form, Schedule or Registration Statement No.:

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         3) Filing Party:

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         4) Date Filed:

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




                         THE MARINA LIMITED PARTNERSHIP
                              11691 Fall Creek Road
                           Indianapolis, Indiana 46256


                        NOTICE OF MEETING OF THE PARTNERS

                          TO BE HELD SEPTEMBER 7, 2001

         Notice is hereby given that a meeting of the partners of The Marina Limited Partnership (the "Partnership") will be held at Geist Clubhouse, 12549 Old Stone Drive, Indianapolis, Indiana, on September 7, 2001 at 10:00 a.m. Indianapolis time, for the following purposes:

         1. To consider and vote on a proposal to amend the Agreement of Limited Partnership of The Marina Limited Partnership to reduce the number of authorized units of the Partnership to effect a reverse unit split in which one new unit will be exchanged for every 300 old units presently issued and outstanding. No fractional new units will be issued to any limited partner who holds less than one new unit. Limited partners who own less than 300 old units will receive from the Partnership $40.00 for each old unit, unless a limited partner elects to round up by purchasing a fractional new unit at $40.00 per 1/300 fractional new unit sufficiently to receive a whole new unit, all as described in the accompanying Proxy Statement.

         2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors of The Marina II Corporation, the general partner of the Partnership, has fixed the close of business on July 31, 2001 as the record date for the determination of limited partners entitled to notice of and to vote at the meeting, or any adjournment thereof.

                                         By Order of the Board of Directors
                                         of The Marina II Corporation,


                                         Donald J. Calabria
                                         Vice President, Treasurer and Secretary

Indianapolis, Indiana
August 8, 2001

         LIMITED PARTNERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. ALL LIMITED PARTNERS, EVEN IF THEY PLAN TO ATTEND THE MEETING, ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT IN THE ACCOMPANYING RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. THIS WILL NOT PREVENT LIMITED PARTNERS FROM VOTING IN PERSON, SHOULD THEY SO DESIRE.




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


                                    PROXY

                    PROXY SOLICITED ON BEHALF OF THE BOARD OF
             DIRECTORS OF THE MARINA II CORPORATION FOR A MEETING OF
                 THE PARTNERS OF THE MARINA LIMITED PARTNERSHIP

         The undersigned hereby appoints Allen E. Rosenberg and Donald J. Calabria, and each of them, the proxies of the undersigned, with full power of substitution and revocation, to vote all limited partner units of The Marina Limited Partnership (the "Partnership") that the undersigned is entitled to vote at the meeting of partners of the Partnership to be held at Geist Clubhouse, 12549 Old Stone Drive, Indianapolis, Indiana, on September 7, 2001, at
10:00 a.m. Indianapolis time, and at any adjournments thereof, as provided herein:

     1. Proposal to approve the following: to amend the Agreement of Limited Partnership of The Marina Limited Partnership to reduce the number of authorized units of the Partnership to effect a reverse unit split in which one new unit will be exchanged for every 300 old units presently issued and outstanding. No fractional new units will be issued to any limited partner who holds less than one new unit. Limited partners who own less than 300 old units will receive from the Partnership $40.00 for each old unit, unless a limited partner elects to round up by purchasing a fractional new unit at $40.00 per 1/300 fractional new unit sufficiently to receive a whole new unit, all as set forth in the Proxy Statement dated August 8, 2001.


       / /     FOR                / /     AGAINST             / /     ABSTAIN


     2. The proxies are authorized to vote, in their discretion, on any other matters that may properly come before the meeting and any adjournments thereof.

         When properly executed, this Proxy will be voted as specified. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.


DATED: ____________________________        ___________________________________

                                                         Signature

                                           -----------------------------------
                                            (Other Signature if Held Jointly)

                                           Please sign exactly as your name
                                           appears on this Proxy. If shares are
                                           issued in the name of two or more
                                           persons, all such persons should
                                           sign. Trustees, executors, corporate
                                           officers, and others signing in
                                           a representative capacity should
                                           indicate the capacity in which
                                           they sign.

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.





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





                         THE MARINA LIMITED PARTNERSHIP

                                 PROXY STATEMENT
                           For Meeting of the Partners

                                       of
                         THE MARINA LIMITED PARTNERSHIP
                              11691 Fall Creek Road
                           Indianapolis, Indiana 46256
                            Telephone: (317) 845-0270

                                  INTRODUCTION

         This Proxy Statement and the accompanying Notice of Meeting of the Partners, Proxy and the Annual Report on Form 10-K for the year ended December 31, 2000 (the "2000 Annual Report") of The Marina Limited Partnership (the "Partnership"), which are first being mailed to limited partners on or about August 8, 2001, are furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of The Marina II Corporation, the general partner of the Partnership (the "General Partner"), to be voted at the Partnership's meeting of the Partners (the "Partners Meeting") to be held at Geist Clubhouse, 12549 Old Stone Drive, Indianapolis, Indiana, on September 7, 2001, at 10:00 a.m. (Indianapolis time).

         The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Limited Partner Units of the Partnership's Limited Partner Partnership Interests (the "Limited Partner Units") is necessary to constitute a quorum at the Partners Meeting. The record date for the determination of limited partners entitled to notice of, and to vote at, the Partners Meeting or any adjournment thereof was the close of business on July 31, 2001. As of the record date, there were issued and outstanding 416,715 Limited Partner Units, each of which is entitled to one vote at the Partners Meeting or at any adjournment thereof. The Partnership's equity consists of Limited Partner Units and general partner interests (the "General Partner Units"). The General Partner is the sole owner of the General Partner Units and has approved of the proposal described below. Collectively, the Limited Partner Units and General Partner Units are referred to as Units.

         Any limited partner has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Partners Meeting by either
(i) filing with the Partnership a written revocation of his or her proxy, (ii) appearing at the Partners Meeting and casting a vote contrary to that indicated on his or her proxy, or (iii) giving a duly-executed proxy bearing a later date. Attendance by a limited partner at the Partners Meeting will not in itself revoke his or her proxy. Unless revoked, each proxy will be voted as specified.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The sole purpose of the Partners Meeting is for the limited partners to consider and vote on a proposal to amend the Agreement of Limited Partnership of The Marina Limited Partnership (the "Limited Partnership Agreement") to reduce the number of authorized Units of the Partnership to effect a reverse unit split in which one new Unit (the "New Unit"or "New Limited Partner Unit") will be exchanged for every 300 old Units (the "Old Units"or "Old Limited Partner Units") presently issued and outstanding. No fractional New Limited Partner Units will be issued to any limited partner who holds less than one New Limited Partner Unit. Limited partners who own less than 300 Old Limited Partner Units will receive from the Partnership $40.00 for each Old Limited Partner Unit, unless a limited partner elects to round up by purchasing a fractional New Limited Partner Unit at $40.00 per 1/300 fractional New Limited Partner Unit sufficiently to receive a whole New Limited Partner Unit (the "Reverse Unit Split Proposal"). The affirmative vote of a majority of the issued and outstanding Limited Partner Units is required for approval of the Reverse Unit Split Proposal.


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



         The Partnership is organized as an Indiana Limited Partnership pursuant to the Indiana Revised Uniform Limited Partnership Act, Indiana Code 23-16 et seq (the "Act"). The Act does not provide for appraisal rights for limited partners who dissent from proposals such as the Reverse Unit Split Proposal.


                               SUMMARY TERM SHEET

         The effect of the proposed amendment to the Limited Partnership Agreement will be significant to limited partners, and each limited partner should read carefully the information with respect to such amendment contained in this Proxy Statement.

oReverse Unit Split Proposal.

         Approval of the Reverse Unit Split Proposal will reduce the number of outstanding and authorized Limited Partner Units through a reverse unit split in which one New Limited Partner Unit will be exchanged for every 300 Old Limited Partner Units presently issued and outstanding. No fractional New Limited Partner Units will be issued to any limited partner owning less than one New Limited Partner Unit. See "FIRST AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT."

oPurpose of Reverse Unit Split Proposal.

         The purpose of the Reverse Unit Split Proposal is to achieve savings in expenses and in management time that are associated with registration under the Securities Exchange Act of 1934 (the "Exchange Act") and with managing a large number of limited partner accounts. The Partnership also believes that the Reverse Unit Split will eliminate trading on the "pink sheets" that occurs at prices the Partnership believes are below fair value. See "SPECIAL FACTORS - Purpose of Reverse Unit Split Proposal."

oEffects of Reverse Unit Split.

         The effect of approval of the Reverse Unit Split Proposal will be to reduce the number of limited partners below 300, thereby enabling the Partnership to terminate registration of the Limited Partner Units under, and be relieved of, the periodic reporting, proxy solicitation and other informational requirements of, the Exchange Act. See "SPECIAL FACTORS - Effects of Reverse Unit Split."

oEffects of Reverse Unit Split - Increase in General Partner's Interest.

         If no holders of less than one fractional New Limited Partner Unit elect to round up, then the Limited Partner Units outstanding will be reduced from 416,715 Limited Partner Units to 1,288 New Limited Partner Units (386,335 Old Limited Partner Units / 300) after payment for fractional New Limited Partner Units. One effect of the Reverse Unit Split will be to increase the General Partner's interest in the Partnership from 38.2% to 40.0%. See "SPECIAL FACTORS - Effects of Reverse Unit Split."

oFairness.

         The General Partner, its Board of Directors and Allen E. Rosenberg, President of the General Partner, reasonably believe the Reverse Unit Split Proposal is fair to unaffiliated limited partners. A majority of the directors who are not employees of the General Partner or Partnership did not engage an appraiser to make an independent evaluation of the Reverse Unit Split Proposal nor did it employ the advice of an unaffiliated representative to act solely on behalf of the unaffiliated limited partners either for the purpose of structuring the Reverse Unit Split Proposal or for the purpose of preparing a report concerning its fairness. See "SPECIAL FACTORS - Fairness."

oFairness - Basis for Determination.




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




         In determining that it believes that the $40.00 per Unit price to be paid per 1/300 New Limited Partner Unit created by the Reverse Unit Split Proposal is fair to unaffiliated limited partners, the Board of Directors of the General Partner primarily considered the following:

         o Current and historical market prices - market prices of the Limited Partner Units have been stable over the last several years. The most current sales have occurred at $32.00 per Unit.

         o Book value or limited partners' equity per Unit - as of March 31, 2001, limited partner equity per Unit was $33.88. Historically the ratio of trading price to net book value has ranged from 1.02 to 1.24. Using a ratio of 1.25 and adjusting for the distribution to limited partners of record on March 23, 2001 of $5.50 per Unit, results in a price of $35.48 per Unit.

         o Going concern value and liquidation value were not considered because the Board of Directors has no plans to sell all or a substantial part of the Partnership's assets or its business and believe the business will be operated in a substantially similar manner for the foreseeable future as it has been operated for the past several years. See "SPECIAL FACTORS - Fairness."

oNo Appraisal.

         The General Partner did not retain an appraiser or an unaffiliated representative to evaluate the Reverse Unit Split Proposal or the price to be paid for fractional New Limited Partner Units; the price to be paid for fractional New Limited Partner Units was determined after consideration of recent market prices of the Partnership's Limited Partner Units and limited partners' equity per Unit. See "SPECIAL FACTORS - Fairness."

oRecommendation of the Board of Directors of the General Partner.

         The Board of Directors of the General Partner unanimously approved the Reverse Unit Split Proposal and recommends that limited partners approve the Reverse Unit Split Proposal. In connection with the foregoing, the Board of Directors of the General Partner determined that the Reverse Unit Split Proposal is substantively and procedurally fair to, and in the best interest of, the unaffiliated limited partners of the Partnership. The Board of Directors of the General Partner makes no recommendation to the limited partners who own less than 300 Old Limited Partner Units as to whether they should accept the $40.00 for each Old Limited Partner Unit owned by them or round up to a whole New Limited Partner Unit. See "SPECIAL FACTORS - Recommendation of the Board of Directors of the General Partner."

oAlternatives.

         The General Partner considered and rejected a cash tender offer as an alternative to the Reverse Unit Split Proposal. See "SPECIAL FACTORS - Alternatives."

oCash Payment for Fractional Interests.

         After the Effective Date of the Reverse Unit Split Proposal, holders of Old Limited Partner Units who would own less than one New Limited Partner Unit will instead receive payment in cash at the rate of $40.00 per Old Limited Partner Unit, unless a limited partner elects to round up by purchasing a fractional New Limited Partner Unit at $40.00 per 1/300 New Limited Partner Unit sufficiently to receive a whole New Limited Partner Unit. This election will be limited to the extent Units are available from the Reverse Unit Split to the first limited partners who elect to round up within 20 days from the Effective Date, as determined by the date the election is postmarked. See the subheadings "Exchange of Certificates and Fractional New Limited Partner Units; Escheat" under the heading "ADDITIONAL FACTORS TO BE CONSIDERED."



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




oFederal Income Tax Consequences.

         Limited partners who receive cash for all of their Old Limited Partner Units under the Reverse Unit Split Proposal will generally recognize a capital gain or loss, depending on the tax basis of the Old Limited Partner Units, provided the Old Limited Partner Units have been held as a capital asset. Limited partners who receive only New Limited Partner Units will not recognize gain or loss, and will have the same aggregate tax basis and holding period for the New Limited Partner Units as they had for the Old Limited Partner Units. See "ADDITIONAL FACTORS TO BE CONSIDERED - Federal Income Tax Consequences of the Reverse Unit Split Proposal."

oVote Required; Vote of Affiliated Limited Partners.

         In order to effect the Reverse Unit Split Proposal, the Limited Partnership Agreement must be amended, which requires the approval of a majority of the 416,715 issued and outstanding Limited Partner Units. The General Partner Units do not vote on this proposal. A total of 208,358 Limited Partner Units must be voted for the proposal in order for it to be approved. A vote of only unaffiliated limited partners is not being conducted. Affiliates of the General Partner own, in the aggregate, 27,912, or 6.7%, of the issued and outstanding Limited Partner Units, and the Partnership believes that such Limited Partner Units will be voted in favor of the Reverse Unit Split Proposal. See "VOTING PROCEDURES."

oWithdrawal of Reverse Unit Split Proposal.

         At its option, the Partnership may withdraw the Reverse Unit Split Proposal from consideration and voting at the Partners Meeting if (a) any legal action or proceeding concerning the Reverse Unit Split Proposal, in the opinion of the Board of Directors of the General Partner, materially adversely affecting the Partnership, is instituted or threatened in any court or by or before any governmental agency; or (b) there shall have been, in the opinion of the Board of Directors of the General Partner, any material adverse change in the business, financial condition or operations of the Partnership. See "FIRST AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT."

oLimited Market for New Limited Partner Units.

         Because there will be fewer Limited Partner Units following the Reverse Unit Split Proposal and the price of a single Limited Partner Unit will be substantially higher than before the Reverse Unit Split Proposal, the marketability of the Limited Partner Units may be reduced. The Partnership will continue to operate the matching service through which Limited Partners and interested buyers may buy and sell Limited Partner Units. See "SPECIAL FACTORS - Effects of Reverse Unit Split."

oEffective Date.

         If the Reverse Unit Split Proposal is approved by the limited partners at the Partners Meeting, the Effective Date will be the date of the Partners Meeting, September 7, 2001.

oNo Right of Limited Partners to Seek Appraisal Rights.

         The Partnership is organized as an Indiana Limited Partnership pursuant to the Indiana Revised Uniform Limited Partnership Act, Indiana Code 23-16 et seq (the "Act"). The Act does not provide for appraisal rights for limited partners who dissent from proposals such as the Reverse Unit Split Proposal.
See "NO RIGHT OF LIMITED PARTNERS TO SEEK APPRAISAL RIGHTS."

oFinancial Information.

         Summary financial and proforma information is contained in the section of this Proxy Statement entitled "SUMMARY FINANCIAL AND PRO FORMA INFORMATION."




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




                FIRST AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT

         The Board of Directors of the General Partner has unanimously approved, subject to limited partner approval, the Reverse Unit Split Proposal on the conditions described in this Proxy Statement and, in connection therewith, the Board of Directors of the General Partner has unanimously approved, subject to limited partner approval, an amendment to the Limited Partnership Agreement, inserting a new Section 3.1A, immediately following Section 3.1, to read as

         "3.1A Issuance of Partnership Interests. On the Effective Date of the First Amendment of this Agreement, the Partnership shall cause to be issued to the Partners, in cancellation of the Units currently issued and outstanding, one (1) General Partner Unit for each three hundred
         (300) General Partner Units currently issued and outstanding and one
         (1) Limited Partner Unit for each three hundred (300) Limited Partner Units currently issued and outstanding. No fractional Units will be issued to Partners who would receive less than one (1) Unit."

         The Reverse Unit Split Proposal will be effective when the First Amendment to Limited Partnership Agreement is approved by the limited partners (the "Effective Date"). On the Effective Date, each limited partner then owning 300 or more Old Limited Partner Units will be deemed to own one New Limited Partner Unit for every 300 Old Limited Partner Units and a fractional New Limited Partner Unit equivalent to 1/300 of a New Limited Partner Unit for each additional Old Limited Partner Unit. Limited partners owning less than 300 Old Limited Partner Units on the Effective Date will be deemed to own a fractional New Limited Partner Unit consisting of 1/300 of a New Limited Partner Unit for each Old Limited Partner Unit.

         No fractional New Limited Partner Units will be issued to any limited partner owning less than one New Limited Partner Unit. Consequently, on the Effective Date, each limited partner owning less than one New Limited Partner Unit will cease to have any equity interest in the Partnership with respect to any fractional New Limited Partner Unit, but will have the nontransferable right either to receive $40.00 per Old Limited Partner Unit in cash for such fractional New Limited Partner Unit or, for a period of 20 days following the Effective Date, to elect to round up his or her holdings to one New Limited Partner Unit at a rate of $40.00 per 1/300 New Limited Partner Unit ($12,000.00 per New Limited Partner Unit). This election will be limited to the extent Units are available from the reverse split to the first limited partners who elect to round up, as determined by the date their election is postmarked.

         Fractional New Limited Partner Units will be provided to limited partners desiring to round up by the Partnership from available fractional New Limited Partner Units created by the reverse unit split. (See "SPECIAL FACTORS - Fairness" herein for pricing factors used in arriving at the $40.00 per Old Limited Partner Unit price.). Limited partners owning less than 300 Old Limited Partner Units on the Effective Date will cease to have any equity interest whatsoever in the Partnership unless they elect to round up their holdings to a whole New Limited Partner Unit.

         At its option, the Partnership may withdraw the Reverse Unit Split Proposal from consideration and voting at the Partners Meeting if (a) any legal action or proceeding concerning the Reverse Unit Split Proposal, in the opinion of the Board of Directors of the General Partner, materially adversely affecting the Partnership, is instituted or threatened in any court or by or before any governmental agency; or (b) there shall have been, in the opinion of the Board of Directors of the General Partner, any material adverse change in the business, financial condition or operations of the Partnership. In the event of a determination to withdraw the Reverse Unit Split Proposal from consideration and voting at the Partners Meeting, the Partnership will notify the limited partners by mail of such withdrawal and the reason therefor.

         The General Partner is not making any recommendation as to whether or not a limited partner should round up. Prior to the Effective Date, neither the General Partner nor any of its officers, directors or affiliates will purchase or sell any Old Limited Partner Units.

         The Board of Directors of the General Partner unanimously recommends a vote "For" this proposal.



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





                                 SPECIAL FACTORS

Purpose of Reverse Unit Split Proposal.

         The Partnership services a large number of small limited partners. As of December 31, 2000, the Partnership had 232 limited partner accounts in the 1 to 299 Limited Partner Unit range. Such 232 limited partner accounts represented holdings of only 30,380 Limited Partner Units. As of March 23, 2001, the Partnership had a total of 392 limited partner accounts and 416,715 Limited Partner Units outstanding. Limited partners with 299 or fewer Limited Partner Units constituted 59.2% of the Partnership's limited partners, but accounted for only 7.3% of the Limited Partner Units outstanding.

         The Partnership is registered under the Exchange Act and, therefore, is required to file annual and other periodic reports and comply with the proxy rules of the Securities and Exchange Commission ("SEC") in the solicitation of proxies for special meetings of limited partners. If the number of limited partners of a class of securities is reduced to less than 300, a certification of that fact may be filed with the SEC, registration of the securities may be terminated, and the Partnership would no longer be subject to the proxy requirements of Section 12(g) of the Exchange Act. If the number of limited partners is also less than 300 on the first day of a fiscal year, the Partnership would no longer be subject to the reporting requirements of Section 15(d) of the Exchange Act.

         The purpose of the Reverse Unit Split Proposal is to achieve savings in expenses and in management time that are associated with registration under the Exchange Act and managing a large number of limited partner accounts. After the Partnership de-listed from quotation on NASDAQ in December 1997 because of changes in federal income tax treatment of publicly-traded partnerships, it became apparent to the Partnership and the General Partner that the benefit to being registered under the Exchange Act had significantly diminished. If approved by the limited partners, the Reverse Unit Split Proposal will result in the reduction of the number of limited partners to less than 300 so that the Partnership may terminate registration of the Limited Partner Units under
Section 12(g)(4) of the Exchange Act and, commencing January 1, 2002, be relieved of the reporting requirements of the Exchange Act. Historically, there has not been an active market in the Limited Partner Units, either before or after the Partnership de-listed from NASDAQ in December 1997. See "SPECIAL FACTORS-Effects of Reverse Unit Split." Nearly all purchasers of Limited Partner Units over the past five years have been existing limited partners. As a result, the Partnership has concluded that the benefits received from registration under the Exchange Act to the limited partners are inconsequential. A secondary purpose is that the Partnership believes the Reverse Unit Split will eliminate trading on the "pink sheets" that occurs at prices the Partnership believes are below fair value. See "SPECIAL FACTORS-Fairness."

         Limited partners who own less than one New Limited Partner Unit are afforded a limited opportunity to round up their fractional New Limited Partner Units to one New Limited Partner Unit. See "ADDITIONAL FACTORS TO BE CONSIDERED
- Exchange of Certificates; Fractional New Limited Partner Units; Escheat." If no limited partners holding fewer than 300 Old Limited Partner Units exercise such right, the number of limited partners of record would be reduced to 160.

Effects of Reverse Unit Split.

         The Reverse Split Unit Proposal will affect a limited partner differently depending on the number of Old Limited Partner Units held by such partner. For example, a limited partner who holds 299 units will receive $11,960 following approval of the Reverse Split Unit Proposal, while a limited partner holding 300 units will receive one New Limited Partner Unit. In addition, a limited partner who holds 299 units and who elects to round up may receive one New Limited Partner Unit by purchasing 1/300th of a New Limited Partner Unit for $40.00. A limited partner who holds 300 or more units may not sell his or her units as part of the Reverse Split Unit Proposal.

               As a further example, a limited partner who holds 100 units will receive $4,000 following approval of the Reverse Split Unit Proposal. If such limited partner elects to round up, he or she may receive one New Limited Partner Unit by purchasing 200/300ths of a New Limited Partner Unit for $8,000.00 ($40.00 x 200 Units).

         The election to round up discussed in the above examples may be limited. See "FIRST AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT."

         On the Effective Date, the number of limited partners will be reduced to fewer than 300 persons. The Partnership will file the appropriate certification with the SEC to terminate registration of the New Limited Partner Units under Section 12(g)(4) of the Exchange Act, which termination will become effective not more than 90 days after the Partnership files a certificate of termination. Thereafter, limited partners will no longer receive informational material such as the annual report in its present format. It is expected that as of January 1, 2002, the Partnership will no longer be subject to the reporting requirements of Section 15(d) of the Exchange Act, and thereafter, periodic reports that would have been filed with the SEC will not be available to limited partners. In addition, upon termination of registration the General Partner's directors and officers will no longer be subject to certain insider reporting and trading rules under the Exchange Act. Pursuant to the Limited Partnership Agreement, the Partnership will send audited annual financial statements to its limited partners. The Partnership will furnish quarterly reports to limited partners for each fiscal quarter, except the last fiscal quarter of each fiscal year.

         Limited partners who receive cash for their units pursuant to the Reverse Split Unit Proposal will cease to be limited partners and will not receive any subsequent distributions from the Partnership nor share in any future appreciation in the value of the Partnership's equity.

         The marketability of the Limited Partner Units may be somewhat reduced following the Reverse Unit Split Proposal. The number of New Limited Partner Units outstanding may not be sufficient to support an active trading market. Trading could also be affected by a higher price per New Limited Partner Unit; using the price for each Old Limited Partner Unit to be paid by the Partnership for fractional New Limited Partner Units as the basis for calculation, the price of each New Limited Partner Unit will be $12,000.00 following adoption of the Reverse Unit Split Proposal, assuming the $40.00 Unit price, established by the Reverse Unit Split Proposal, multiplied by 300. Remaining limited partners who desire to sell their Limited Partner Units may be dependent to a great extent upon the Partnership's willingness to purchase Limited Partner Units. Depending upon the Partnership's earnings, financial condition and such other factors the Partnership deems relevant, the Partnership may from time to time make a tender offer to holders of the New Limited Partner Units, which tender offer could be at a price higher or lower than $12,000.00 per New Limited Partner Unit depending upon the factors then existing. In addition, affiliates of the General Partner or others may purchase Limited Partner Units in the future.

         The Partnership will continue to operate the matching service through which Limited Partners and interested buyers may buy and sell Limited Partner Units. The Partnership recognizes transfers of Limited Partner Units only if the transfer is made through the matching service. Because of changes in federal income tax treatment of publicly-traded partnerships, in December 1997 the Partnership de-listed from quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). In order to ensure the Partnership continues to be treated as a partnership for federal income tax purposes, the matching service strictly follows rules and regulations established by the Internal Revenue Service ("IRS"). To buy or sell under the matching service, a limited partner or potential buyer first contacts the Partnership in writing and expresses an interest to either (i) buy or sell at a certain price set by the person contacting the Partnership (a "nonfirm price quote"), or (ii) buy or sell without an accompanying price (a "nonbinding indication of interest"). Neither a nonfirm price quote nor a nonbinding indication of interest commits a person to buy or sell. The Partnership records the information on a quote sheet, including the number of units to be bought or sold if appropriate, and sends the person a copy of the quote. All information concerning quotes and indications of interest are made known to inquiring partners and potential buyers. If a limited partner has expressed a desire to sell, the Partnership is required to wait at least 15 calendar days from the "contact date" (the date the Partnership receives written confirmation from the listing limited partner that Limited Partner Units are available for sale) before information is made available to potential buyers or to the seller.

       The closing of a sale may not occur less than 45 calendar days after the contact date, which is the minimum time period permitted for the closing of a sale pursuant to rules and regulations established by the IRS for partnership matching services. A seller may specify a time period after which the Seller's information is removed from the list. In no event may the seller's information be made available to potential buyers after 120 days from the contact date. After the seller's information is removed from the matching service, the seller may not list with the matching service for at least 60 calendar days. A buyer may specify a time after which the buyer's information is removed from the list. The buyer's information will be deleted from the list after 120 days from the contact date, unless the buyer specifies a shorter time period. However, unlike a seller, a buyer may immediately enter another quote or indication of interest onto the list.

       The Partnership provides contact information and a transaction history to potential buyers and sellers. It is the responsibility of the potential buyer and seller to negotiate a sale. If a match is made between a buyer and a seller, the Partnership is notified, and the Partnership sets the closing date in accordance with IRS rules and regulations. The exchange of the purchase price and the certificate representing the Limited Partner Units being sold is conducted by an escrow agent specified by the Partnership.

       The sum of the total number of Limited Partner Units that may be sold through the matching service in any calendar year in accordance with IRS rules and regulations is limited to ten percent of all the outstanding Limited Partner Units, or approximately 41,670 Units. If that limit is reached, the Partnership will halt sales through the matching service until the next year. Since trading through the matching service commenced on December 1997, the number of Limited Partner Units sold in any calendar year in which the matching service has been used has not exceeded 6,117 Units.

         On the Effective Date, Limited Partner Units outstanding will be reduced to 1,288 New Limited Partner Units (386,335 Old Limited Partner Units /
300) after payment for fractional New Limited Partner Units owned by limited partners with less than 300 Old Limited Partner Units, assuming no limited partners round up. Book value of New Limited Partner Units, assuming no limited partners round up, will decrease 0.35%.

         The Partnership believes that termination of registration of the Limited Partner Units under Section 12(g)(4) of the Exchange Act and termination of the reporting requirements of Section 15(d) of the Exchange Act will result in significant savings in management time and out-of-pocket expenses. The Partnership has been publicly owned since 1986. Compliance with the reporting requirements of the Exchange Act has entailed substantial management time and annual expense principally for legal, accounting and printing services for filing reports with the SEC and furnishing detailed information to limited partners. Expenses attributable to financial and other reporting to the Partners, including requirements of the Exchange Act, were approximately $90,000 for 2000, which is $230 per limited partner. The General Partner expects that of this amount $30,000 ($77 per limited partner) relates directly to the Exchange Act requirements.

              A limited partner who maintains his or her interest in the Partnership following the Reverse Unit Split Proposal will increase his or her share in net earnings from $5.94 per unit to $6.18 per unit, based on pro forma adjustments for the year ending December 31, 2000. A limited partner's share of total partner equity will decrease from $33.34 per unit to $33.22 per unit based on pro forma adjustments at December 31, 2000. See "SUMMARY FINANCIAL AND PRO FORMA INFORMATION."

              Following the Reverse Unit Split Proposal, the General Partner's share in net earnings and increase based on pro forma adjustments will be the same as for limited partners on a per unit basis. The General Partner's share of total partner equity will decrease from $33.44 per unit to $33.38 per unit at December 31, 2000. Overall, the General Partner's interest in the equity of the Partnership will increase by 1.5 percent, from 36.5 percent to 38.0 percent at December 31, 2000.

         Notwithstanding approval of the Reverse Unit Split Proposal, the officers and directors of the General Partner will continue to owe fiduciary obligations to limited partners under Indiana law.

Fairness.

         The General Partner, its Board of Directors and Allen E. Rosenberg, President of the General Partner, reasonably believe that the Reverse Unit Split Proposal is fair to unaffiliated limited partners. On March 23, 2001, the General Partner's Board of Directors unanimously approved the Reverse Unit Split Proposal. In approving the Reverse Unit Split Proposal, a majority of the directors who are not employees of the General Partner or Partnership did not engage an appraiser to make an independent evaluation of the Reverse Unit Split Proposal nor did it employ the advice of an unaffiliated representative to act solely on behalf of the unaffiliated limited partners either for the purpose of structuring the Reverse Unit Split Proposal, including a determination of the price to be paid for a fractional New Limited Partner Unit, or for the purpose of preparing a report concerning its fairness. The Board determined that the cost of retaining an appraiser or unaffiliated representative was not warranted in light of the considerable expense in relation to the expected cash payments to be made pursuant to the Reverse Unit Split Proposal, in light of rights given to limited partners to round up, and the fact that this proposal involves no change in the control of either the General Partner or the Partnership.

         In determining that it believes that the price to be paid for a fractional New Limited Partner Unit created by the Reverse Unit Split Proposal is fair to unaffiliated limited partners, the Board of Directors of the General Partner considered current and historical market prices. The recent market prices of the Partnership's Limited Partner Units have been below the price per Old Limited Partner Unit to be paid for a fractional New Limited Partner Unit which will be created by the Reverse Unit Split Proposal. Sales of a total of 1,954 Limited Partner Units occurred in the year 2000 at prices ranging from $30.50 to $36.00 per Unit. Four sales of a total of 2,471 Limited Partner Units have occurred in 2001 through July 16, 2001, each at $32.00 per Unit. One such sale involved an affiliate of the General Partner and the Partnership, who has acquired Limited Partner Units through the matching service during the past 120 days: On April 10, 2001, Mary Jo Rosenberg, the wife of Allen E. Rosenberg, the president of the General Partner, purchased 175 Units through the matching service at a price of $32.00 per Unit after the distribution record date. The matching service received an offer to sell 1,200 Limited Partner Units from an unaffiliated limited partner on May 16, 2001 at $40.00 per Unit. The highest offer to buy through the matching service is currently $32.00 per Unit.

         The $40.00 per Unit price pursuant to the Reverse Unit Split Proposal represents a 25% premium over the recent $32.00 per Unit sale price. The General Partner is also aware of trades that have occurred on the "pink sheets" in the year 2000 at prices ranging from $20.00 to $22.00 per Unit. The range of market prices cited for the known "pink sheet" trades are not adjusted for the distribution to limited partners of record on March 23, 2001 at the rate of $5.50 per Unit. Additional information regarding historical market prices of the Limited Partner Units are contained in "ITEM 5. MARKET FOR PARTNERSHIP'S COMMON EQUITY AND RELATED SECURITY HOLDER MATTERS" in the Partnership's 2000 Annual Report on Form 10-K, which accompanies this Proxy Statement.

         Limited partners' equity per Unit of $33.34 as of December 31, 2000 was also considered. The limited partners' equity value is not adjusted for the distribution to limited partners of record on March 23, 2001 at the rate of $5.50 per Unit. The price per Old Limited Partner Unit to be paid for a fractional New Limited Partner Unit which will be created by the Reverse Unit Split Proposal is substantially above net book value or net limited partners' equity per Unit. In addition, the Board of Directors considered the historical correlation between the trading price of the Limited Partner Units and the net book value of the Partnership. During the last 12 years the ratio of trading price to net book value has ranged from 1.02 to 1.24, based on a calculation using the average of the high and low bid or trading prices during the fourth quarter and the net book value at December 31 of each year. The last sale of General Partner Units occurred upon the retirement of a director on June 30, 1997, for a price equal to 1.25 times book value. Based on this analysis and using the high end of the range, the Board of Directors determined that the value of the Units would be $34.80 per Unit (1.25 x ($33.34 - $5.50)/Unit at December 31, 2000). Using net book value at March 31, 2001, results in a price of $35.48 per unit (1.25 x ($33.88-$5.50)/Unit).

         Going concern value and liquidation value were not given consideration by the Board of Directors in determining the fairness of the price per Old Limited Partner Unit to be paid for a fractional New Limited Partner Unit which will be created by the Reverse Unit Split Proposal because the Partnership has received no firm offers for the purchase of the Partnership within the past several years and because of the small number of Limited Partner Units (less than 300) involved for each limited partner receiving cash for a fractional New Limited Partner Unit. The Board of Directors has no plans to sell all or a substantial part of its assets or its business and believes the business will be operated in a substantially similar manner for the foreseeable future as it has been operated for the past several years. The Board of Directors does not know the liquidation value of the Partnership and considered liquidation value immaterial to a determination of fairness because the Board intends to continue operating the Partnership as it is currently being operated. The General Partner and its affiliates would likely vote against any proposal to liquidate the Partnership, and the General Partner's approval would be required by the Limited Partnership Agreement with respect to such a proposal.

         The Board of Directors believes that going concern value would be relevant only to the extent the Partnership or substantially all of its assets are sold to a third party or the Partnership has received offers to sell from a third party. In addition, the Board of Directors determined not to obtain an opinion or appraisal of the Partnership's going concern value or liquidation value because the cost of an opinion or appraisal would be uneconomical and unnecessary in light of the Board of Director's conclusion that current and historical market prices reflect a fair price to unaffiliated limited partners.

         The Board of Directors of the General Partner believes that the Reverse Unit Split Proposal is fair to unaffiliated limited partners who will receive New Limited Partner Units rather than cash (i.e., limited partners who own 300 or more Old Limited Partner Units). The Reverse Unit Split Proposal will not materially effect a limited partner's share in net earnings of the Partnership or a limited partner's share of total partner equity. See "SPECIAL FACTORS - Effects of Reverse Unit Split" and "SUMMARY FINANCING AND PRO FORMA INFORMATION." The Board considered that, while limited partners who receive cash for their units at a premium over the current market price, the relatively small number of Units redeemed minimizes the impact on the continuing limited partners and will be offset by the benefit from the savings in expenses and management time recognized by the Partnership. Additionally, the Board considered the Partnership's plans to continue its operations for the indefinite future in a manner similar to its current operations. See "SPECIAL FACTORS - Plan or Proposals of the Partnership." As a result of these factors, the Board concluded the Reverse Unit Split Proposal would have no economic impact on the unaffiliated limited partners who remain limited partners.

         Affiliates of the General Partner own, in the aggregate, 27,912 of the 416,715 issued and outstanding Limited Partner Units. The Reverse Unit Split Proposal has not been structured so that approval of at least a majority of unaffiliated limited partners is required. A majority of the directors of the General Partner who are not employees of the Partnership have not retained an unaffiliated representative to act solely on behalf of unaffiliated limited partners for purposes of negotiating the terms of the Reverse Unit Split Proposal or to prepare a report concerning the fairness of the Reverse Unit Split Proposal.

         The Board of Directors of the General Partner considered the potential for any conflict in interest between the directors, officers and other affiliates of the General Partner and the unaffiliated limited partners. The Board considered that affiliates of the General Partner may have an interest in continuing the Partnership (and receiving salary and fees described in Item 11 of the Partnership's 2000 Annual Report on Form 10-K) that is not shared by the unaffiliated limited partners. The General Partner considered this issue and decided it could reach a fairness determination because of the limited purpose and effect of the Reverse Unit Split Proposal. Nonetheless, limited partners should take this factor into account when considering their vote on the Reverse Unit Split Proposal.

         Allen E. Rosenberg agrees with the Board of Directors' analysis of the fairness of the Reverse Unit Split Proposal and has adopted such analysis as his own.

Recommendation of the Board of Directors of the General Partner.

         The Board of Directors of the General Partner has unanimously approved and adopted the Reverse Unit Split Proposal and recommends such proposal to the limited partners.

         The Board of Directors of the General Partner met on two occasions, December 29, 2000 and March 23, 2001, to consider and make recommendations with respect to the Reverse Unit Split Proposal and other possible strategic alternatives for the Partnership. On December 29, 2000, the Board held a meeting with all directors participating. The Board considered terminating the Partnership's registration under the Exchange Act and the potential savings in expenses and management time that could result therefrom. The Board considered two alternatives to achieve these results: a reverse unit split and a cash tender offer. The Board discussed the lack of benefit to the Partnership or the limited partners from being registered under the Exchange Act. The Board considered the cost of the alternatives and concluded a cash tender offer may be more expensive to achieve the purpose of the transaction because it would require the purchase of more units. The Board also considered that a negative factor of a reverse unit split was that it required a redemption of limited partners who may not otherwise sell their units. The Board initially concluded that a reverse unit split was more likely to achieve the results sought because the reduction in the number of limited partners was uncertain in a cash tender offer. See "SPECIAL FACTORS-Alternatives." Allen E. Rosenberg agreed to investigate whether it would be possible to offer limited partners who would be cashed-out in a reverse unit split an option to round up to a whole unit. The Board also discussed the parameters for setting a price for either a reverse unit split or a cash tender offer and factors to be considered in reaching a fair value to unaffiliated limited partners. The Board authorized the officers to proceed with a proposal for a reverse unit split.

         On March 23, 2001, the Board held a meeting with all directors and legal counsel participating. The Board discussed the terms of the Revenue Split Unit Proposal and the fairness of the proposal to unaffiliated limited partners. See "SPECIAL FACTORS-Fairness." The Board also discussed the aspects of the proposal that would permit limited partners who would be cashed-out under the Reverse Unit Split Proposal to round up to the extent there were Units available from the reverse split. After discussion, and upon appropriate motion, the Board determined that the Reverse Unit Split Proposal was substantively and procedurally fair to, and in the best interests of, the unaffiliated limited partners and unanimously approved the amendment to the Limited Partnership Agreement and the Reverse Unit Split Proposal.

         The material factors the Board of Directors of the General Partner evaluated in determining that the Reverse Unit Split Proposal is substantively and procedurally fair to, and in the best interest of, the unaffiliated limited partners are described in "SPECIAL FACTORS - Fairness." In arriving at its decision, the Board of Directors of the General Partner gave the most weight to current and historical market prices, which ranged from $30.50 to $36.00 per Unit in the year 2000 and to the premium (25.0%) by which the $40.00 per Unit price pursuant to the Reverse Unit Split Proposal exceeds the most recent sale at $32.00 per Unit. The Board of Directors of the General Partner has concluded that, based on current and historical market prices, it was unlikely that future trading prices would compare favorably with the $40.00 per Unit price proposed pursuant to the Reverse Unit Split. The Board of Directors of the General Partner also gave weight to the limited partners' equity of $33.34 as of December 31, 2000, which value is not adjusted for the distribution to limited partners of record on March 23, 2001 at the rate of $5.50 per Unit and to a comparison of historical market prices to net book value. The Board of Directors concluded that it was able to reach a finding of fairness without undertaking any independent appraisal or analysis of the value of the Partnership because the stability of the Partnership and the expected constancy of its future plans, operations and performance make current and historical market price and net book value reliable indicators of fair value to unaffiliated limited partners.

         Based on the foregoing, on March 23, 2001, the Board of Directors of the General Partner determined that the Reverse Unit Split Proposal is substantively and procedurally fair to, and in the best interest of, the unaffiliated limited partners of the Partnership.

         THE BOARD OF DIRECTORS OF THE GENERAL PARTNER UNANIMOUSLY RECOMMENDS THAT THE LIMITED PARTNERS APPROVE THE REVERSE UNIT SPLIT PROPOSAL.

         The Board of Directors of the General Partner makes no recommendation to the limited partners who own less than 300 Old Limited Partner Units as to whether they should accept the $40.00 for each Old Limited Partner Unit owned by them or round up to a whole New Limited Partner Unit, although limited partners should note that the Board of Directors of the General Partner has concluded that, based on current and historical market prices, it was unlikely that future trading prices would compare favorably with the $40.00 per Unit price proposed pursuant to the Reverse Unit Split.

         The General Partner believes, after making reasonable inquiry, that the affiliates of the General Partner and the Partnership, who own, in the aggregate, 27,912 Limited Partner Units, will vote in favor of the Reverse Unit Split Proposal. Four affiliates owning an aggregate of 690 Limited Partner Units will be eligible to receive a payment for their fractional New Limited Partner Units. The General Partner believes, after making reasonable inquiry, that these affiliates will accept the $40.00 for each Old Limited Partner Unit owned by them.

         The Board of Directors of the General Partner believe there are substantial procedural safeguards in existence that protect the unaffiliated limited partners and ensure procedural fairness. The Limited Partnership Agreement provides all matters that must be submitted to a vote of security holders are subject to approval of a majority of Limited Partner Units. The General Partner has no vote with respect to the approval of the Reverse Unit Split Proposal. Approval is required of a majority of all outstanding Limited Partner Units, or 208,358 Limited Partner Units, not merely a majority of the Units represented by proxy or in person at the Partners Meeting. A vote of only unaffiliated limited partners is not being conducted. Because only 27,912, or 6.7%, of the 416,715 outstanding Limited Partner Units are held by affiliates of the General Partner or the Partnership, the outcome of the Reverse Unit Split Proposal is not assured.

Alternatives.

         The Board of Directors of the General Partner has determined that the Reverse Unit Split Proposal is the most direct and appropriate and least expensive method of reducing the number of the Partnership's limited partners to less than 300. The Partnership intends to continue its operations for the indefinite future and has no present plans to merge or consolidate with, liquidate, or sell its assets to, another person. The General Partner's approval would be required by the Limited Partnership Agreement with respect to any such transaction, which it would likely vote against. See "SPECIAL FACTORS - Fairness." For that reason, the Board of Directors did not consider alternatives other than transactions that would result in the termination of the Partnership's registration under the Exchange Act.

         A cash tender offer to holders of fewer than 300 Limited Partner Units was rejected because there could be no assurance that a sufficient number of Limited Partner Units would be tendered to reduce the number of limited partners to fewer than 300. The Board of Directors concluded that a cash tender offer would not necessarily result in a reduction in the number of limited partners sufficient to permit the Partnership to terminate registration of the Partnership under the Exchange Act because some limited partners may have chosen to tender less than all of their Units or, if the offer was oversubscribed, a pro rata purchase would have resulted in no reduction in the total number of limited partners. The Board of Directors considered the primary benefit of a cash tender offer would be that the sale of Units is the voluntary decision of each limited partner. The Board of Directors concluded that a cash tender offer was not desirable because it may not achieve the primary purposes of achieving the savings and expenses in the management time associated with terminating the Partnership's registration under the Exchange Act and reducing the management effort of managing a large number of limited partner accounts.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Partnership as of December 31, 2000, and the pro forma capitalization giving effect to the Reverse Unit Split Proposal, assuming no limited partners elect to round up.

This table should be read in conjunction with the financial statements and notes related thereto of the Partnership appearing in the 2000 Annual Report on Form 10-K and the Quarterly Report for the period ended March 31, 2001 on Form 10-Q, both of which accompany this Proxy Statement.


                                                       Equity
                             General Partner   Limited Partner         Total
                             ---------------------------------------------------

December 31, 2000            $ 8,624,873       $ 13,892,647       $ 22,517,520
Pro forma Adjustments          $ (14,705)      $ (1,057,291)      $ (1,071,996)

                             ---------------------------------------------------
12/31/2000 - Adjusted        $ 8,610,168       $ 12,835,356       $ 21,445,524
                             ===================================================

# Units                          257,952            416,715            674,667
Repurchase Units                       0            (30,380)           (30,380)
                             --------------------------------------------------
                                 257,952            386,335            644,287
                             ==================================================


                              SUMMARY FINANCIAL AND
                              PRO FORMA INFORMATION


        The following table sets forth certain summary financial and pro forma information of the Partnership as of December 31, 2000, giving effect to the Reverse Unit Split Proposal, assuming no limited partners elect to round up. This table should be read in conjunction with the financial statements and notes related thereto of the Partnership appearing in the 2000 Annual Report on Form 10-K and the Quarterly Report for the period ended March 31, 2001 on Form 10-Q, both of which accompany this Proxy Statement.


                              Pro forma Financial
                                    Schedules

                                                                      Pro forma           12/31/2000
             Balance Sheet Items                      12/31/2000     Adjustments           Adjusted
--------------------------------------------------------------------------------------------------------
Assets
       Cash and cash equivalents                       $  7,719,350  $(1,215,200)  (a)
                                                                      $  (23,886)(c) (d)
                                                                      $  167,090   (b)      $ 6,647,354

       Accounts Receivable and other assets            $  2,390,043                         $ 2,390,043

       Properties held for sale                        $  5,219,518                         $ 5,219,518

       Property and equipment                          $  5,004,323                         $ 5,004,323

       Other Investments                               $  3,275,370                         $ 3,275,370

                                                    ------------------------------      ----------------
                                                       $ 23,608,604  $(1,071,996)           $22,536,608

                                                    ==============================      ================



Liabilities and Partners Equity
       Total liabilities                               $  1,091,084                         $ 1,091,084
                                                    ----------------                    ----------------

       General partner equity                          $  8,624,873  $    62,672  (e)
                                                                     $   (77,377) (a)       $ 8,610,168
       Limited partner equity                          $ 13,892,647  $(1,012,823) (a)
                                                                      $ (125,000) (a)
                                                                      $  (86,558) (f)
                                                                      $  167,090  (b)      $12,835,356
                                                    ------------------------------      ----------------
             Total partner equity                       $ 22,517,520 $(1,071,996)          $21,445,524
                                                    ------------------------------      ----------------
                                                        $ 23,608,604 $(1,071,996)          $22,536,608
                                                    ==============================      ================




                                       16


                                                                      Pro forma           12/31/2000
         Statement of Earnings Items                  12/31/2000     Adjustments           Adjusted
--------------------------------------------------------------------------------------------------------

Revenue                                                $ 12,145,522   $  (55,886)  (d)      $12,089,636

Costs and expenses                                     $  8,138,797   $  (32,000)  (c)      $ 8,106,797

                                                    ------------------------------      ----------------

       Net Earnings                                    $  4,006,725   $  (23,886)  (c)(d)   $ 3,982,839

       Net Earnings attributable to general partner    $  1,531,930    $  62,672   (e)        1,594,602
                                                    ------------------------------      ----------------

       Net Earnings attributable to limited            $  2,474,795   $  (86,558)  (f)      $ 2,388,237
       partners
                                                    ==============================      ================

       Weighted average number of
           limited partner units outstanding
                                                            416,715      (30,380)               386,335
                                                    ==============================      ================

       Net Earnings per limited partner unit             $     5.94                          $     6.18
                                                    ================                    ================

  (a) Represents cash paid to acquire units at $40 per unit. Premium in excess of book value allocated to General and Limited Partners on a per unit basis.
  (b) Distribution on reaquired units at $5.50 per unit that would be eliminated.
  (c)  Estimate of annual savings from elimination of public reporting costs.
  (d)  Estimate of lost income from reduced cash available for investment.
(e) (f)Reallocation of Earnings based on relative equity values.

       Presentation of earnings to fixed charges ratios is not applicable since the Partnership has neither interest expense nor preferred dividends.



                       ADDITIONAL FACTORS TO BE CONSIDERED

Federal Income Tax Consequences of the Reverse Unit Split Proposal.

         A surrender of Limited Partner Units by holders of a 299 or fewer Old Limited Partner Units pursuant to the Reverse Unit Split Proposal will be a taxable transaction under federal income tax laws. Because the tax consequences may vary depending upon the particular facts relating to each limited partner, it is recommended that each limited partner consult a tax advisor concerning the federal, state or local income tax consequences of the surrender of Limited Partner Units. There will be no tax consequences to the Partnership as a result of implementation of the Reverse Unit Split Proposal.

         A limited partner who receives only cash and does not thereafter, directly or constructively, own any New Limited Partner Units will generally recognize a capital gain or loss upon the surrender of Old Limited Partner Units, provided the Old Limited Partner Units have been held as a capital asset. However, to the extent that the gain or loss is attributable to substantially appreciated inventory or unrealized receivables, such gain or loss will be treated as ordinary gain or loss. Capital gain or loss will be equal to the difference between the cash received and the limited partner's basis for the Old Limited Partner Units surrendered, and will be a long-term capital gain or loss if the Old Limited Partner Units have been held for the required holding period.

         A limited partner who receives only New Limited Partner Units will not recognize any gain or loss. The aggregate tax basis and holding period in New Limited Partner Units will be the same as for the Old Limited Partner Units exchanged therefor.

         A limited partner who rounds up to a whole New Limited Partner Unit will not recognize any gain or loss, and will have a basis in the New Limited Partner Unit equal to his or her basis in the Old Limited Partner Units plus $40.00 per 1/300 New Limited Partner Unit so rounded up.

Exchange of Certificates; Fractional New Limited Partner Units; Escheat.

         On the Effective Date, each certificate representing Old Limited Partner Units will be deemed for all purposes to evidence ownership of the appropriate reduced number of New Limited Partner Units or the right to receive payment for appropriate fractional New Limited Partner Units without any action by the limited partner thereof. However, as soon as practicable after the Effective Date, limited partners holding certificates will be notified and requested to tender their certificates for Old Limited Partner Units. After the Effective Date of the Reverse Unit Split Proposal, holders of less than 300 Old Limited Partner Units will instead receive payment in cash at the rate of $40.00 per Old Limited Partner Unit. Limited partners owning less than 300 Old Limited Partner Units will automatically receive payment for their fractional New Limited Partner Units unless they to elect, within 20 days from the Effective Date, to purchase a fractional New Limited Partner Unit at $40.00 per 1/300 New Limited Partner Unit that is sufficient to round up their holdings to a whole New Limited Partner Unit. This election will be limited to the extent Units are available from the reverse split to the first limited partners who elect to round up, as determined by the date their election is postmarked.

         Certificates for Old Limited Partner Units will be exchanged for certificates representing New Limited Partner Units and any cash to which transmitting limited partners are entitled. The Partnership will act as the exchange agent for limited partners in effecting the exchange of their certificates and the purchase of or payment for fractional Limited Partner Units.

         The Partnership presently expects to take no further action to solicit limited partners who are entitled to cash for fractional New Limited Partner Units but who do not surrender their certificates after the mailing. Under escheat laws of the State of Indiana, any cash for fractional New Limited Partner Units not claimed by the limited partner entitled to it may escheat to, and be claimed by, the State of Indiana.

Source and Amount of Funds; Expenses.

         The funds required to make payments for fractional New Limited Partner Units, assuming all such interests are purchased, will be approximately $1,215,200, exclusive of the expenses of solicitation of proxies described below. The Partnership will have sufficient funds on hand to make payments for fractional New Limited Partner Units and to pay expenses in connection with the Reverse Unit Split Proposal. It is anticipated that the Partnership will incur fees and expenses in connection with the solicitation of proxies pursuant to this Proxy Statement of approximately $80,000, including legal and accounting fees of $70,000, and printing, mailing and miscellaneous expenses of $10,000. Certain employees and officers of the Partnership have assisted in the development of the information and documents in connection with the Reverse Unit Split Proposal; these employees and officers have received no additional compensation for these services.

Plans or Proposals of the Partnership.

         Neither the Partnership nor the General Partner presently has any plans to participate in a merger, reorganization, liquidation or any similar transaction or to sell or transfer assets. From time to time, the Partnership explores the possibility of expanding its operations by expansion or acquisition. Although no specific plans or proposals are currently before the Board of Directors, the Partnership may make acquisitions in the future or expand into other real estate development or investment activities. Gordon D. Byers, attorney at law, has been elected to the Board of Directors of the General Partner effective April 1, 2001, filling the vacancy created by the death of Stanley E. Hunt. Mr. Byers has received legal fees from the Partnership and its affiliates for work on real estate development matters totaling $48,404 for the current calendar year through May 31, 2001; $100,286 for the year 2000; and $111,350 for the year 1999.

              NO RIGHT OF LIMITED PARTNERS TO SEEK APPRAISAL RIGHTS

        The Partnership is organized as an Indiana Limited Partnership pursuant


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to the Indiana Revised Uniform Limited  Partnership Act, Indiana Code 23-16
et seq (the "Act"). The Act does not provide for appraisal rights for limited partners who dissent from proposals such as the Reverse Unit Split Proposal. Notwithstanding approval of the Reverse Unit Split Proposal, after the Effective Date the officers and directors of the General Partner will continue to owe fiduciary obligations to limited partners under Indiana law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of Limited Partner Units of the Partnership beneficially owned by all Directors of the General Partner and by all Directors and officers of the General Partner as a group as of July 31, 2001. This table updates the information contained in Item 12 of the Partnership's 2000 Annual Report on Form 10-K.

                                                Number of            Percent
                                          Limited Partner Units        of
         Name                               Beneficially Owned        Class

  Patrick J. Bruggeman                           15,600                3.8%
  Allen E. Rosenberg                              9,146 1)             2.2%
  Allen E. Rosenberg II                           3,166 2)             0.8%
  All Directors and Officers of the
   General Partner as a Group (7 Persons)        27,912 3)             6.7%

  1. Includes 8,211 Units owned by Mr. Rosenberg's wife and 935 owned by his daughter.
  2. Includes 3,166 Units owned by Mr. Rosenberg II's spouse and minor children.
  3. Includes 12,312 Units owned by spouses or others as described in the above notes.


                              FINANCIAL INFORMATION

         Financial statements of the Partnership, including auditors' reports therefor, are included in the 2000 Annual Report on Form 10-K accompanying this Proxy Statement and are incorporated herein by reference. Financial statements of the Partnership are included in the Quarterly Report for the period ended March 31, 2001 on Form 10-Q, which also accompany this Proxy Statement and are incorporated herein by reference.

                                  OTHER MATTERS

         The General Partner does not intend to present, and has no information as of the date of preparation of this Proxy Statement that others will present, any business at the Partners Meeting other than business pertaining to matters required to be set forth in the Notice of Partners Meeting and Proxy Statement. However, if other matters requiring the vote of the limited partners properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies held by them in accordance with their best judgment on such matters.

                                VOTING PROCEDURES

              The affirmative vote of a majority of the 416,715 issued and outstanding Limited Partner Units is necessary to amend the Limited Partnership Agreement as proposed and effect the Reverse Unit Split Proposal.

                Limited partner units that are represented by a proxy properly signed and received at or prior to the Partners Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated on the proxy. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, LIMITED PARTNER UNITS REPRESENTED BY THAT PROXY SHALL BE VOTED FOR THE REVERSE UNIT SPLIT PROPOSAL. Neither



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abstentions nor proxies relating to "street name" limited partner units as to which authority to vote is withheld by a broker will be counted as votes cast for the Reverse Unit Split Proposal.

                             SOLICITATION OF PROXIES

         The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to limited partners in connection with the solicitation of proxies will be borne by the Partnership. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Partnership may solicit proxies by written communication, by telephone, facsimile, electronic mail or personal calls.




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